Exhibit 10.1

FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of July 13, 2006, by and among GTSI CORP., a Delaware corporation (the “Borrower”), the Lenders (as defined below) signatory hereto, the other Borrower Parties (as defined below) signatory hereto, and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain Subsidiaries of the Borrower signatory thereto as Guarantors (together with the Borrower, collectively, the “Borrower Parties”), the lenders signatory thereto from time to time (the “Lenders”), the other Agents party thereto and the Administrative Agent are parties to a certain Credit Agreement, dated as of June 2, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.             Amendments to Section 1.1.              Section 1.1 of the Credit Agreement, “Definitions”, is hereby amended and modified by deleting the definition of “Average Availability” and “Borrowing Base” in their entirety and inserting the following in lieu thereof:

“Average Availability” shall mean for any monthly period, an amount equal to the sum of the actual amount of Availability on each day or week, as applicable, during such month, divided by the number of days or weeks, as applicable, in such month, as evidenced by the applicable schedule attached to the Borrowing Base Certificate for such month, which shall be in form and substance satisfactory to the Administrative Agent.”

“Borrowing Base” shall mean, at any particular time, the lesser of:

(a)           sum of:

(i) up to 90% of Federal Government Eligible Accounts, less the amount of the applicable Dilution Reserve; plus

(ii)           up to 85% of Other Eligible Accounts, less the amount of the applicable Dilution Reserve; plus

(iii)          during the Inventory Eligibility Period, the lesser of (A) $10,000,000 and (B) the lesser of (1) up to 35% of the cost of Eligible Inventory and (2) up to 80% of the NOLV of Eligible Inventory; minus

(iv)          the Availability Block; minus

(v)           the Reserves; and

(b)           the Term Loan Borrowing Base minus the aggregate outstanding principal amount of the Subordinated Debt.”

2.             Amendment to Section 2.5.  Section 2.5 of the Credit Agreement, “Prepayment/Reduction/Increase of Commitment”, is hereby amended and modified by deleting subsection (c)(i) thereof in its entirety and by substitution the following in lieu thereof:

“(i)          So long as no Event of Default has occurred and is continuing or would result therefrom, from time to time after the Agreement Date and on or before June 2, 2008, Borrower may, upon at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender),  propose to increase the Revolving Loan Commitments by an amount not to exceed $25,000,000 (the amount of any such increase, the “Additional Commitment Amount”); provided, however, the Borrower shall not be permitted to request such increase in the Revolving Loan Commitments more than three (3) times during the term of this Agreement and the aggregate amount of all Additional Commitment Amounts shall not exceed $25,000,000.  Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Loan Commitment by a principal amount equal to the product of (i) its Revolving Commitment Ratio, multiplied by (ii) the Additional Commitment Amount.  No Lender (or any successor thereto) shall have any obligation to increase its Revolving Loan Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Loan Commitment shall be made in its sole discretion independently from any other Lender.”

3.             Amendment to Section 6.18.  Section 6.18 of the Credit Agreement, “Indemnity”, is hereby amended and modified by deleting such section in its entirety and by substituting the following in lieu thereof:

“Section 6.18         Indemnity.  Each Borrower Party will indemnify and hold harmless the Administrative Agent, Co-Collateral Agents, Lender and each of their Affiliates, employees, representatives, officers and directors (each a “Borrower Indemnified Person”) from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations and costs, expenses (including fees and expenses of experts, agents, consultants and reasonable fees and expenses of counsel) and disbursements, in each case, of any kind or nature (whether or not any Borrower Party or the Borrower Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against a Borrower Indemnified Person resulting from any breach or alleged breach by the Borrower Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, this Agreement, the other Loan Documents, the Bank Products Documents, if any, or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any Bank Products Documents, any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Borrower Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct.  NO BORROWER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.  This Section 6.18 shall survive termination of this Agreement.”

4.             Amendment to Section 7.6.  Section 7.6 of the Credit Agreement, “Notice of Litigation and Other Matters”, is hereby amended and modified by deleting the second reference to “the end of” in clause (i) thereof.

5.             Amendment to Exhibit D.  The Credit Agreement is hereby amended by deleting Exhibit D (Form of Borrowing Base Certificate) in its entirety and inserting the attached Exhibit D in lieu thereof.

6.             Amendment to Exhibit H.  The Credit Agreement is hereby amended by deleting Exhibit H (Form of Request for Advance) in its entirety and inserting the attached Exhibit H in lieu thereof.

7.             Waiver of Events of Default.  The Lenders hereby waive all Events of Default under Sections 9.1(a) of the Credit Agreement as a result of the Borrower’s representations and warranties contained in Section 5.1(dd) of the Credit Agreement (Debarment and Suspension)  relating solely to the receipt of that certain Show Cause Letter (the “Show Cause Letter”) from the United States Department of the Army (the “Army”), indicating that in accordance with

Section 9.4 of the Federal Acquisition Regulations, the Army is considering the Borrower for debarment from future contracting with agencies of the executive branch of the United States Government.  The Show Cause Letter states that the Army is considering debarment proceedings because of a proposal submitted by the Borrower in response to a March 14, 2001, solicitation (No. N65236-01-R-002) (the “Specified Contract”) by the Space and Naval Warfare Systems Center (SPAWAR).  Notwithstanding anything to the contrary contained herein, the waiver contained in this Section 7 shall not apply to (i) any other investigation, inquiry or show cause letter that is related to any contract (other than the Specified Contract) between the Federal Government and the Borrower or a Subsidiary of the Borrower or any activities of the Borrower or any Subsidiary of the Borrower or (ii) any findings, determination or other actions taken by the Federal Government in connection with the Show Cause Letter that is adverse to the Borrower or any Subsidiary of the Borrower or may result in the debarment or suspension of the Borrower or any of its Subsidiaries from any contracting with the Federal Government.

8.             Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment, it is understood and agreed that this Amendment shall not become effective, and the parties shall have no rights under this Amendment, until the Administrative Agent shall have received:

                (a)           executed counterparts to this Amendment from the Borrower, each of the other Borrower Parties and the Lenders; and

       (b)           a fully executed amendment and waiver (the “Subdebt Amendment”) containing corresponding amendments and waivers to those contained herein (where applicable) under the Subordinated Debt Documents, which shall be in form and substance satisfactory to the Administrative Agent.

9.             Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower Party hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by such Borrower Party of this Amendment (i) are within such Borrower Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Borrower Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any Material Contract to which such Borrower Party is a party; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Borrower Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of each Borrower Party and constitutes a legal, valid and binding obligation of each Borrower Party, enforceable against such Borrower Party in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(c)  After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

10.           Reaffirmations and Acknowledgments.

(a)  Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Guaranty contained in Article 3 of the Credit Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder.

(b)  Acknowledgment of Security Interests. Each Borrower Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

11.           Covenants Regarding Show Cause Letter.  The Borrower shall, and shall cause each of the other Borrower Parties to:

(a)          cooperate with the Co-Collateral Agents in their ongoing review of the facts and circumstances relating to the Show Cause Letter and the investigation and inquiry by the Army and other branches of the United States Government related to the Show Cause Letter (collectively, the “Investigation”); such assistance shall include (but not be limited to): (i) making senior management and representatives of the Borrower available to participate in meetings and to provide information to the Lenders (and potential Lenders) at such times and places as the Co-Collateral Agents may reasonably request; and (ii) providing to the Co-Collateral Agents all information reasonably requested by the Co-Collateral Agents with request to the Investigation; and

(b)         immediately provide to the Co-Collateral Agents (i) any and all material information received by the Borrower, or its counsel, agents or advisors, with respect to the Show Cause Letter and the Investigation, including, without limitation, any additional documentation received from the Army or any other Branch of the Federal Government related to the Investigation, (ii) any work product produced in connection with the Internal Investigation which the Co-Collateral Agents agree to treat as protected “joint defense work product” and (iii) copies of any and all information provided to the Army or any other Branch of the Federal Government by the Borrower (including its counsel, agents and advisors) in connection with, or related to, the Investigation.

12.           Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

13.           Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

14.           No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

15.           Costs and Expenses.  The Borrower agrees to pay, in accordance with the terms and conditions contained in the Credit Agreement, all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

16.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

17.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

18.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:	GTSI CORP.

By:
Name:
Title:

GUARANTORS:	GTSI FINANCIAL SERVICES, INC.

By:
Name:
Title:

TECHNOLOGY LOGISTICS, INC.

By:
Name:
Title:

AGENT AND LENDERS:	SUNTRUST BANK, as the Administrative Agent, the Issuing Bank, a Lender, the Swing Bank and as a Co-Collateral Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and as a Co-Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT]